                                                                EXHIBIT 26(e)(3)

                                                                  MINNESOTA LIFE

POLICY CHANGE - APPLICATION PART 1
UNDERWRITING REQUIRED

MINNESOTA LIFE INSURANCE COMPANY - Individual Life Policy Administration 400 Robert Street North - St. Paul, Minnesota 55101-2098

A. REQUEST INFORMATION

   Make all checks payable to Minnesota Life.

Policy number(s)                     Insured name (last, first, middle)


Money submitted with application Effective date of change

$______________________              [ ] Current Date  [ ] Date Of Next APP Draw

[ ] Receipt Given                    [ ] Other (Indicate mm/yy and reason)_____

B. OWNER INFORMATION

Owner name (last, first, middle)               Social Security/tax ID number

Telephone number  [ ] Home                      E-mail address
                  [ ] Business

C. ADDRESS ADJUSTMENTS

[ ] Change Owner Home Address

[ ] Add/Change Mailing Address

    [ ] Premium Notices Only    [ ] All Correspondence Other Than   [ ] All Mail
                                    Premium Notice
Name (last, first, middle)

______________________________

Address

______________________________

City                                     State                       Zip
______________________________      _________________            _____________

D. FACE AMOUNT ADJUSTMENTS

[ ]Change Face Amount: $_________________________________
   (Unless otherwise indicated, for Adjustable products, we will maintain the premium and adjust the plan.)

[ ] Cost Of Living Alternate      [ ] Face Amount Increase Agreement/AIO/AIOW
    Exercise                          Exercise

[ ] Inflation Rider Exercise      [ ] Alternate Option Date: __________________
                                      (Attach Proof)

E. PREMIUM AND BILLING INFORMATION

PREMIUM ADJUSTMENT

[ ] Change Total Annual Planned Premium Amount: $______________________
      (Unless otherwise indicated, for Adjustable products, we will maintain the face amount and adjust the plan.)

PAYMENT METHOD

[ ] Annual           [ ] Monthly Automatic Payment Plan (APP) Plan
                          Number:________________
                         (If new plan, submit APP Authorization)

[ ] Semi-Annual      [ ] List Bill Plan Number:________________
                          (If new plan, submit List Bill form)

[ ] Quarterly        [ ] Payroll Deduction Plan (PRD) Plan Number:_____________

NON-REPEATING PREMIUM (NRP)

   Regular NRP $_____________  [ ] Increase Face By  [ ] Do Not Increase Face By
   ($500 minimum required)           NRP Amount              NRP Amount

BILLABLE NON-REPEATING PREMIUM (BILLABLE NRP)
(If base premium is paid through a list bill, the NRP must also be billed through the same list bill.)

   Total Annual Billable NRP $____________
   (Minimum annual $600 NRP required. Minimum annual $2,400 base premium required.)

   PAYMENT METHOD

   [ ] Annual    [ ] Monthly Automatic Payment Plan (APP) Plan Number __________
                     (If new plan, submit APP Authorization)

   [ ] Semi-
       Annual   [ ] Payroll Deduction Plan (PRD) Plan Number ______________

   [ ] Quarterly

       1035 EXCHANGE                            [ ] Yes   [ ] No
       (Submit 1035 Exchange Agreement form)

F. PLAN ADJUSTMENTS

[ ] Change Plan Of Insurance:   [ ] Life At Age: __________
                                [ ] Protection To Age: __________
   (Unless otherwise indicated, for Adjustable products, we will maintain the face amount and adjust the premium.)

G. PARTIAL SURRENDERS

[ ] Partial Surrender For Cash ($500 minimum)
    $__________________ OR   [ ] Max Amount
                                 Allowable
    [ ] Maintain Face Amount
    [ ] Reduce Face Amount

[ ] Partial Surrender To Eliminate Policy Loan
   (Dividend additions and accumulations will be surrendered first.)

   [ ] Maintain Face Amount With Underwriting

   [ ] Reduce Face Amount

IF A CORRECT SOCIAL SECURITY OR TAX ID NUMBER IS NOT PROVIDED, THE IRS REQUIRES MINNESOTA LIFE TO WITHHOLD 10% OF ANY TAXABLE GAIN, IRRESPECTIVE OF THE WITHHOLDING ELECTION. THIS APPLIES TO ALL PARTIAL SURRENDERS AND LOAN ELIMINATIONS WITH TAXABLE GAIN.

[ ] Yes, I elect withholding   [ ] No, I do not elect withholding

H. CONVERSIONS

[ ] Convert Term Insurance At        [ ] Partial Conversion Amount: $__________
     Attained Age
                                       [ ] Retain Balance  [ ] Surrender Balance
   Select Product:

   [ ] Variable Adjustable Life                 [ ] Adjustable Life Legend

   [ ] Variable Adjustable Life Horizon         [ ] Adjustable Life

   [ ] Eclipse Indexed Life                     [ ] Adjustable Life Summit
   (Indicate definition of death benefit
   qualification test):
                                                [ ] Other
       [ ] Guideline Premium Test (GPT)              ___________________________

       [ ] Cash Value Accumulation Test (CVAT)

For Eclipse Indexed product the death benefit qualification test defaults to GPT if none selected.

For Variable Adjustable and Eclipse Indexed products, the Death Benefit Option defaults to Cash/Level if none selected.

For Adjustable products, the Dividend Option will be Policy Improvement if none selected.

[ ] Convert Term Insurance Into Existing Policy

    Existing Policy Number:______________

[ ] Convert Term Agreement

    Term Agreement:______________________    Insured Name: _____________________

AUTOMATIC PREMIUM LOAN (APL) PROVISION IS AUTOMATICALLY ADDED AT CONVERSION, IF AVAILABLE FOR THE PRODUCT, UNLESS INDICATED HERE:[ ] Omit Automatic Premium Loan

I. ROLLOVERS

If combining policies with different beneficiaries, submit Beneficiary Change form.

[ ] Rollover At Attained Age Select       [ ] Combine Policies And Rollover At
     Product                                  Attained Age

   Select Product:

   [ ] Variable Adjustable Life           [ ] Adjustable Life

   [ ] Other_____________________         [ ] Other_____________________

   For Variable Adjustable products, the Death Benefit Option defaults to Cash if none selected.

   For Adjustable products, the Dividend Option will be Policy Improvement if none selected.

AUTOMATIC PREMIUM LOAN (APL) PROVISION IS AUTOMATICALLY ADDED AT ROLLOVER UNLESS INDICATED HERE:

[ ] Omit Automatic Premium Loan

J. OTHER ADJUSTMENTS

Change Death Benefit Option To:

  [ ] Cash/Level   [ ] Protection/Increasing (generally requires underwriting)

  [ ] Sum of Premiums

  [ ] Change Dividend Option To:

[ ] Remove/Reconsider Rating

   [ ] Maintain current annual premium

   [ ] Reduce current annual premium

[ ] Add Non-Smoker/Non-Tobacco Designation

   1. Do you currently smoke any cigarettes or have you         [ ] Yes [ ]  No
      smoked any cigarettes in the past 12 months?

   2. Do you currently use any tobacco or have you used any     [ ] Yes [ ]  No
      tobacco in the past 12 months?

   I understand that a material misrepresentation, including but not limited to, statements regarding my smoking status, may result in the cancellation of insurance and non-payment of any claim.

[ ] Reinstate

   I understand that this application will be attached to and considered part of the policy to which it applies. Also, I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

K. ADDITIONAL BENEFITS AND AGREEMENTS

   Select only those agreements available on the products applied for.

[ ] MAINTAIN Current Annual Premium

[ ] CHANGE Current Annual Premium Accordingly

                                                                             DECREASE        NEW
                                                  ADD         REMOVE          AMOUNT        AMOUNT
Additional Insured Agreement                      [ ]          [ ]            [ ]         $__________
(Complete Family Term Application)
ADDITIONAL TERM PROTECTION                                     [ ]
Adjustable Survivorship Life Agreement            [ ]          [ ]            [ ]         $__________
(Complete Application for Designated Life)
Designated Life___________________________
AUTOMATIC PREMIUM LOAN                            [ ]          [ ]                        $__________
Business Continuation Agreement                   [ ]          [ ]            [ ]         $__________
(Complete Application for Designated Life)
COST OF LIVING AGREEMENT                          [ ]          [ ]
Face Amount Increase Agreement                    [ ]          [ ]            [ ]         $__________
Family Term - Children's Agreement                [ ]          [ ]            [ ]         $__________
(Complete Family Term Application)
Family Term - Spouse Agreement                    [ ]          [ ]            [ ]         $__________
(Complete Family Term Application)
Designated Life___________________________
GUARANTEED PROTECTION WAIVER                      [ ]          [ ]
Inflation Agreement                               [ ]          [ ]
Policy Enhancement Rider                          [ ]          [ ]            [ ]         $__________%
(INDICATE A WHOLE NUMBER FROM 3 TO 10%)
Death Benefit Guarantee Agreement                 [ ]          [ ]                        $__________
WAIVER OF PREMIUM AGREEMENT                       [ ]          [ ]
Waiver of Charges Agreement                       [ ]          [ ]
Other: __________________________________         [ ]          [ ]            [ ]

L. LIFE INSURANCE IN FORCE AND REPLACEMENT

   Submit appropriate replacement forms (not needed if replacing group coverage).

   Does the insured have any life insurance or annuity in       [ ] Yes   [ ] No
   force or pending? If yes, provide details below.

   Has there been or will there be replacement of any           [ ] Yes   [ ] No
   existing life insurance or annuity, as a result of this application? (Replacement includes, but is not limited to, a lapse, surrender, 1035 Exchange, loan, withdrawal, or other change to any existing life insurance or annuity.) If yes, provide details below.

LIFE INSURANCE IN FORCE

                                      Year                           Will it be
Full Company Name      Amount        Issued        Type              Replaced?
-----------------      ------        ------  -------------------     ---------
                                             [ ] Individual or
                                             [ ] Group                [ ]  Yes
                                             [ ] Personal or          [ ]   No
                                             [ ] Business
                                             [ ] Individual or
                                             [ ] Group                [ ]  Yes
                                             [ ] Personal or          [ ]   No
                                             [ ] Business
                                             [ ] Individual or
                                             [ ] Group                [ ]  Yes
                                             [ ] Personal or          [ ]   No
                                             [ ] Business

M. INSURED UNDERWRITING INFORMATION

_______________________        ______________             _______________
Driver's license number        State of issue             Expiration date

__________________________________________________
Birthplace (state or, if outside the US, country)

_________________                                         _______________
  Occupation                                                   Income


1.   Is the proposed insured a US citizen?                       [ ] Yes [ ] No
     If no, citizen of ____________________________
     Indicate visa type __________________________

2. Does the insured plan to travel or reside outside the US      [ ] Yes [ ] No
   in the next two years? If yes, provide the city(s) and
   country(s), dates, length of stay, and purpose of travel:
   __________________________________________________________
   _________________________________________________________

3. Has the insured within the last five years, or does the       [ ] Yes [ ] No
   proposed insured plan to engage in piloting a plane? If yes, complete the Military and Aviation Statement.

4. Has the insured within the last five years, or does the       [ ] Yes [ ] No
   proposed insured plan to engage in sky diving, motor vehicle or boat racing, mountain/rock climbing, hang gliding, or underwater diving? If yes, complete the Sports and Avocation Statement.

5. Is the insured in the Armed Forces, National Guard, or        [ ] Yes [ ] No
   Reserves? If yes, complete the Military and Aviation
   Statement.

6. Has the insured applied for insurance within the last six     [ ] Yes [ ] No
   months? If yes, provide details below.

7. Has the insured applied for life insurance in the past        [ ] Yes [ ] No
   five years that was declined or rated? If yes, provide details below.

8. Has the insured, within the past ten years, been              [ ] Yes [ ] No
   convicted of a driving while intoxicated violation, had a driver's license restricted or revoked, or been convicted of a moving violation? If yes, provide dates and details below.

9. Except for traffic violations, has the insured ever been      [ ] Yes [ ] No
   convicted of a misdemeanor or felony? If yes, provide dates and details below.

N. ADDITIONAL REMARKS

O. HOME OFFICE ENDORSEMENTS

HOME OFFICE CORRECTIONS OR ADDITIONS

Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.